EXHIBIT 99.1

Contacts:	LHA Kim Sutton Golodetz 212-838-3777 Kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com	PhotoMedex, Inc. Dennis McGrath, Chief Financial Officer 215-619-3287 info@photomedex.com
@LHA IR PR

PHOTOMEDEX REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Revenues increased 74% over the same period in 2011, consumer revenues increased 55%

MONTGOMERYVILLE, Pa. (August 8, 2012) – PhotoMedex, Inc. (NASDAQ and TASE: PHMD) today reported financial results for the three and six months ended June 30, 2012. Financial highlights of the 2012 second quarter include:

•	Revenues of $58.9 million, an increase of 74% compared with the prior-year second quarter and an increase of 17% sequentially
•	Consumer revenues of $50.5 million, an increase of 55% compared with the prior-year second quarter and an increase of 20% sequentially
•	Global retail and home shopping channel revenues of $9.8 million, an increase of 101% compared with the prior-year second quarter and an increase of 63% sequentially
•	Gross profit of $46.5 million, an increase of 65% compared with the second quarter of 2011 and an increase of 19% sequentially
•	Gross margin of 79.0% compared with 77.7% in the 2012 first quarter; prior-year second quarter gross margin of 83.2% does not include revenues from the pre-merged PhotoMedex
•	Income before taxes, litigation expenses and other one-time expenses of $9.0 million; net income of $4.2 million or $0.20 per diluted share
•	One-time expenses including for past litigation of $4.0 million or $0.19 per diluted share
•	Adjusted income of $12.2 million or $0.58 per diluted share

On December 13, 2011 Radiancy, Inc. became a majority owned subsidiary of PhotoMedex in a reverse merger.  In accordance with generally accepted accounting principles (GAAP), Radiancy is deemed to be the financial acquirer for financial statement purposes and therefore the related consolidated statements of operations for the periods prior to December 31, 2011 do not include activity from the pre-merged PhotoMedex prior to the date of merger.

Reported Financial Results

Revenues for the second quarter of 2012 were $58.9 million, an increase of 74% over the same period last year.  Included in this amount is $7.1 million in revenues from pre-merged PhotoMedex. This compares with revenues for the second quarter of 2011 of $33.8 million, which included no revenues from pre-merged PhotoMedex.

Net income for the second quarter of 2012 was $4.2 million or $0.20 per diluted per share, which included $1.5 million in stock-based compensation expense, $1.4 million in depreciation and amortization expenses, $3.8 million in expenses for past litigation and $0.2 million in other one-time charges. This compares with a net loss for the second quarter of 2011 of $10.0 million or $0.98 per share, which included $14.8 million in stock-based compensation expense, $0.1 million in depreciation and amortization expenses, $0.1 million in expenses for past litigation and $12.4 million in merger-related expenses.

Revenues for the six months ended June 30, 2012 were $109.2 million, an increase of 59% over the same period last year.  Included in this amount is $14.2 million in revenues from pre-merged PhotoMedex.  This compares with revenues for the six months ended June 30, 2011 of $68.6 million, which included no revenues from pre-merged PhotoMedex.

Net income for the six months ended June 30, 2012 was $9.1 million or $0.45 per diluted per share, which included $3.3 million in stock-based compensation expense, $2.8 million in depreciation and amortization expenses,  $5.6 million in expenses for past litigation and $0.7 million in other one-time charges.  This compares with a net loss for the six months ended June 30, 2011 of $2.0 million or $0.19 per share, which included $14.8 million in stock-based compensation expense, $0.2 million in depreciation and amortization expenses, $0.8 million in expenses for past litigation and $12.4 million in merger-related expenses.

As of June 30, 2012, the Company had cash and cash equivalents of $52.9 million.  On April 27, 2012, the Company raised $37.5 million in net proceeds from concurrent registered offerings of 3,023,432 shares of common stock.  For the six months ended June 30, 2012, working capital increased by $51.0 million.

On a pro forma basis, had the merger been completed on January 1, 2011, revenues for the three months ended June 30, 2011 would have been $42.3 million, gross profit would have been $32.3 million and the net loss would have been $12.3 million.

Management expects revenues for the third quarter of 2012 to approximate second quarter levels.

Dr. Dolev Rafaeli, PhotoMedex CEO, commented, “Our second quarter financial performance was strong with revenues above our minimum expectations and continued growth in the consumer segment for another consecutive quarter. Gross margins in the physician recurring and professional equipment segments were much improved over the first quarter of this year, reflecting the consolidation of manufacturing to our facility in Carlsbad, California and our continuing effort to optimize our organization and leverage our global resources.

“Our consumer marketing programs continued to shine. We recently reported that sales of no!no! HairTM broke Home Shopping Network sales records in the U.S. at a 24-hour beauty event held over the Fourth of July holiday. Those products were shipped in the second quarter, including two new retro limited-edition devices, and were completely sold out during the event. We continued our geographic expansion by entering Korea and sold out within 45 minutes of launch. We are on track to add geographies in Europe by the end of the year.”

Dr. Rafaeli continued, “We believe XTRAC® for the treatment of psoriasis has significant growth potential and that effective marketing can spur demand. We see continued success with our pilot direct-to-consumer program via short-form television ads in select U.S. cities.  We have now expanded the program to a pilot media campaign in Philadelphia with the goal of refining our message and developing standard operating procedures to promote and drive utilization.  Psoriasis patients represent a large, under-served market and today are largely unaware of XTRAC® therapy. Importantly, patient satisfaction with the therapy is very high.”

“We also continue to be pleased with initial progress in developing a direct-to-consumer platform for our Neova® brand of skin rejuvenation products,” he said. “During the quarter these products were featured on the television show ‘The Doctors’ and we launched a consumer website at www.neova.com. We have also co-marketed Neova® products with no!no!® products and have high expectations for the growth of this line.”

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures are included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended June 30,		Six Months ended June 30,
(ooo's) except per share amounts	2012	2011 *	2012	2011 *

Net income (loss) as reported	$4,213	$(10,045)	$9,070	$(1,960)

Adjustments:
Stock-based compensation expense	1,535	14,786	3,288	14,836
Depreciation and amortization expense	1,389	92	2,771	184
Merger related expense	-	12,364	-	12,364
Investment banking and related fees	-	-	400	-
Completed litigation expense	3,801	118	5,595	798
Severance and related integration costs	166	-	254	-
Interest expense, net	219	-	408	-
Income tax expense	866	(6,202)	1,106	(3,367)

Non-GAAP adjusted income	$12,189	$11,113	$22,892	$22,855
Common Shares outstanding at June 30, 2012	21,881	21,881	21,881	21,881

Non-GAAP adjusted income per share	$0.56	$0.51	$1.05	$1.04

    *As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three-month and six-month period ended June 30, 2011 are not included in the consolidated statements of operations for the periods ended June 30, 2011.

Conference Call

PhotoMedex will hold a conference call to discuss the Company’s second quarter 2012 results and answer questions today, August 8, 2012 beginning at 4:30 p.m. Eastern time.

To participate in the conference call, dial U.S./toll free 888-455-2267, International/toll 719-325-2442 or Israel/toll free 180-925-8243 (and confirmation code # 5828425) approximately five to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from 7:30 p.m. ET Wednesday, August 8 until 7:30 p.m. ET Wednesday, August 22, 2012 by dialing U.S./toll free 888-203-1112 or International/toll 719-457-0820 and using confirmation code # 5828425.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the conclusion of the call at those sites.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors.   All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth.  These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements.  The Company cautions readers not to rely on these forward-looking statements.  All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement.  The Company anticipates that subsequent events and developments will cause its views to change.  The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
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-- Financial Statements follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(ooo's) except per share amounts	2012	2011 *	2012	2011 *

Revenues	$58,906	$33,847	$109,179	$68,588

Cost of revenues	12,355	5,690	23,589	11,912
Gross profit	46,551	28,157	85,590	56,676

Operating expenses:
Selling and marketing	31,068	15,390	56,903	30,037
General and administrative	9,243	28,926	16,362	31,739
Research and development and engineering	760	249	1,518	419
	41,071	44,565	74,783	62,195
Operating income (loss)	5,480	(16,408)	10,807	(5,519)
Interest and other financing income (expense), net	(401)	161	(631)	192

Income (loss) before taxes expense	5,079	(16,247)	10,176	(5,327)

Income tax expense (benefit)	866	(6,202)	1,106	(3,367)

Net income (loss) 1	$4,213	$(10,045)	$9,070	$(1,960)

Net income (loss) per share:
Basic	$0.20	$(0.98)	$0.47	$(0.19)
Diluted	$0.20	$(0.98)	$0.45	$(0.19)

Shares used in computing net income (loss) per share:
Basic	20,547	10,256	19,455	10,256
Diluted	21,035	10,256	19,942	10,256

1 Includes: depreciation and amortization	1,389	92	2,771	184
Share-based compensation expense	1,535	14,786	3,288	14,836

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three-month and six-month period ended June 30, 2011 are not included in the above consolidated statements of operations for the periods ended June 30, 2011.

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF REVENUES
(UNADUDITED)

	For the Three Months Ended:
	June 30, 2012	March 31, 2012	June 30, 2011
Consumer:
Direct	$33,696	$31,516	$19,268
Distributors	7,007	4,693	8,346
Retailer and home shopping channels	9,761	5,992	4,845
sub-total	50,464	42,201	32,459

Physician Recurring
XTRAC treatments	1,977	1,679	-
Skin care	2,135	2,165	-
Other	1,162	1,229	-
sub-total	5,274	5,073	-

Professional	3,168	2,999	1,388

Total Revenues	$58,906	$50,273	$33,847

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Jun 30, 2012	Dec 31, 2011
Assets
Cash and cash equivalents	$52,886	$16,549
Accounts receivable, net	23,933	12,393
Inventories	21,113	19,208
Property and equipment, net	5,344	5,324
Other assets	100,149	92,089
Total Assets	$203,425	$145,563

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$34,265	$26,900
Other current liabilities	3,602	1,948
Bank and lease notes payable	125	2,232
Other liabilities	3,441	2,405
Stockholders' equity	161,992	112,078
Total Liabilities and Stockholders' Equity	$203,425	$145,563

PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months ended June 30,
	2012	2011 *
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,070	$(1,960)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities--
Depreciation and amortization	2,771	184
Provision for doubtful accounts	2,091	1,808
Stock based compensation	3,288	14,836
Deferred income taxes	(1,234)	(6,105)
Changes in assets and liabilities:
(Increase) decrease in--
Current assets	(23,717)	(10,694)
Current liabilities	10,076	16,538
Net cash provided by operating activities	2,345	14,607

CASH FLOWS FROM INVESTING ACTIVITIES:
Lasers placed into service	(949)	-
Purchases of PP&E, net	(218)	(93)
Other	(63)	8,428
Net cash (used in) provided by investing activities	(1,230)	8,335

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options/issuance of securities	37,653	-
Repayment of debt	(2,351)	-
Net cash used in financing activities	35,302	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(80)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	36,337	22,942

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	16,549	7,581

CASH AND CASH EQUIVALENTS, END OF PERIOD	$52,886	$30,523

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for six- months ended June 30, 2011 are not included in the above condensed statements of cash flows for the period ended June 30, 2011.